EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Tayo Ogundipe
UbiquiTel Inc.
(610) 832-3340 or (610) 564-5395 (wireless)

UBIQUITEL REPORTS SECOND QUARTER RESULTS

Adjusted EBITDA increases 50% sequentially to $17.4 million

CONSHOHOCKEN, Pa. – August 3, 2004 – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint (NYSE: FON), today reported financial and operating results for the quarter ended June 30, 2004.  The company also announced it has opted into the Sprint/AT&T reseller agreement and modified its services agreement with Sprint relating to back office services.

Highlights for the 2nd Quarter 2004:

•                  Adjusted EBITDA was $17.4 million, a $5.8 million improvement over the first quarter 2004 and a $12.2 million improvement over the second quarter 2003.

•                  The company generated $3.5 million of operating income, its first quarter of positive operating income in its four year history.

•                  Revenues in the second quarter 2004 grew 9% sequentially and 34% compared to the prior year to $88.7 million.  ARPU for the second quarter 2004 increased $2 sequentially from the first quarter 2004 and remained flat at $58 compared to the same period a year ago.

•                  Net subscriber additions for the quarter were approximately 16,900, bringing total subscribers, excluding resellers, to approximately 365,900; 81% of net subscriber additions were in prime credit classes.  Churn improved to 2.7% from 3.1% in the first quarter 2004 and 2.9% in the second quarter 2003.

•                  UbiquiTel generated $3.7 million of free cash flow during the second quarter 2004.  As of June 30, 2004, cash, cash equivalents and restricted cash was $58.3 million.

Total revenues were $88.7 million for the second quarter 2004, comprised of $62.0 million of subscriber revenues, $23.5 million of wholesale revenues and $3.2 million of equipment revenues.  Subscriber revenues increased 10% sequentially from the first quarter 2004 and 25% from the second quarter 2003. Wholesale revenues increased 13% sequentially and 69% from the second quarter 2003.  The net loss for the second quarter 2004 was $(6.8) million, or $(0.07) per share, compared to a net loss of $(8.9) million, or $(0.11) per share, in the second quarter 2003.

“We continue to focus on executing our business plan,” said Donald A. Harris, chairman and CEO of UbiquiTel Inc.

“With two quarters under our belt, we are well on our way towards reaching the aggressive revenue and adjusted EBITDA growth targets we set out for the company for 2004.”

-more-

Sprint/AT&T Reseller Agreement and Modification to Services Agreement with Sprint

The company has opted into the Sprint/AT&T reseller agreement previously announced by Sprint in May 2004.  UbiquiTel will be compensated on a pass through basis at tiered wholesale rates based on usage volumes achieved by AT&T.

UbiquiTel and Sprint have agreed to modify the monthly CCPU rate for back office services from $7.70 to $7.63 per subscriber or the same rate for affiliates yet to modify their agreements with Sprint.  The CPGA rate for customer acquisition services was also modified to $19 per gross addition.  Previously, customer acquisition services were settled at 5.2% of Sprint CPGA for the previous quarter.

 “We are pleased with the working relationship we have with Sprint and the value-added wholesale deals they have brought to the table including the AT&T reseller agreement,” said Harris.

SUMMARY OF QUARTERLY OPERATING AND FINANCIAL METRICS*:

	Q2 2004		Q1 2004		Q2 2003

Net additions	16,900		21,400		17,600
Net additions mix
Prime	81%		61%		88%
Sub-prime	19%		39%		12%
Churn	2.7%		3.1%		2.9%
Ending subscribers	365,900		349,100		291,800
Penetration-Covered POPs	4.6%		4.4%		3.8%
Ending subscribers mix
Prime	74%		74%		73%
Sub-prime	26%		26%		27%
Reseller subscribers	46,900		35,200		—
ARPU	$58		$56		$58
CPGA	$471		$425		$452
CCPU	$43		$43		$46
Adjusted EBITDA	$17.4	million	$11.6	million	$5.2	million
Capital expenditures	$10.5	million	$5.9	million	$2.5	million
Free cash flow	$3.7	million	$3.2	million	$3.9	million
Covered POPs	7.9	million	7.9	million	7.8	million
Minutes of use per subscriber	909		841		764
System minutes	1,121	million	977	million	726	million
Reseller minutes	25.9	million	14.6	million	—
Roaming minutes-Inbound	277.1	million	248.4	million	179.0	million
Roaming minutes-Outbound	160.5	million	141.6	million	100.0	million
Roaming inbound to outbound ratio	1.7 to 1		1.8 to 1		1.8 to 1

* All metrics are reported exclusive of reseller activities except where noted.

Conference Call to be held August 4th at 10:30 a.m. ET

UbiquiTel’s management will conduct a conference call on Wednesday, August 4, at 10:30 a.m., Eastern Time, to discuss its results for the quarter ended June 30, 2004 and 2004 guidance.  Investors and interested parties may listen to the call via a live webcast accessible through the company’s website, www.ubiquitelpcs.com.  To listen, please register and download audio software at the site at least 15 minutes prior to the start of the call.  The webcast will be archived on the site, while a telephone replay of the call will be available for 7 days beginning at 12:30 p.m., Eastern Time, August 4, at 888-286-8010 or 617-801-6888, passcode: 87650123.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

About Sprint

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries.  With approximately 63,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone.  Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

Financial Measures and Definitions of Terms Used

UbiquiTel provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and adjustments to GAAP (non-GAAP) to assess the company’s financial performance.  In addition, the company uses certain non-financial terms, such as churn, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP.  The non-GAAP financial measures reflect standard measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community for comparability purposes.  The determination of the non-GAAP financial measures and the non-financial metrics used in this release are included in an attachment to this release.  The non-financial metrics and non-GAAP financial measures used in this release include the following:

Churn is the monthly rate of customer turnover expressed as the percentage of customers of the beginning customer base that both voluntarily and involuntarily discontinued service during the period. Churn is computed by dividing the number of customers that discontinued service during the month, net of 30-day returns, by the beginning customer base for the period.

ARPU is average revenue per user and summarizes the average monthly service revenue per customer, excluding roaming and reseller revenue. ARPU is computed by dividing subscriber revenue by the average subscribers for the period.

CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is computed by adding the income statement components of selling and marketing and the cost of products sold, and reducing that amount by the equipment revenue recorded. The net result of these components is then divided by the gross customers acquired during the period.

CCPU is cash cost per user and summarizes the average monthly cash costs to provide digital wireless mobility communications services per customer.  CCPU is computed by dividing the sum of cost of service and operations and general and administrative expenses by the average subscribers for the period.

Adjusted EBITDA represents net income (loss) before income tax expense (benefit), gain on debt retirements, interest expense, interest income, depreciation, amortization and accretion and non-cash compensation expense. We believe Adjusted EBITDA is an important operating measure for comparability to other wireless companies and it is not intended to represent the results of our operations in accordance with GAAP. Adjusted EBITDA should not be considered as a substitute for net income, income from operations, net cash provided by operating activities or any other operating or liquidity measure prepared in accordance with GAAP. Additionally, our Adjusted EBITDA computation may not be comparable to other similarly titled measures of other companies.

Free cash flow summarizes the cash flow from operating activities and capital expenditures and is computed by adding net cash provided by or used in operating activities and capital expenditures. We believe free cash flow is an important measure of liquidity to meet our debt service requirements.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; the potential impact of wireless local number portability; anticipated future net losses; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

-Financial Tables Follow-

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	June 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$57,137	$57,225
Restricted cash	1,135	3,562
Accounts receivable, net of allowance for doubtful accounts of $2,930 at June 30, 2004 and $2,722 at December 31, 2003	22,166	19,614
Inventory	3,418	3,408
Prepaid expenses and other assets	17,464	15,848
Income tax receivable	76	217
Total current assets	101,396	99,874
PROPERTY AND EQUIPMENT, NET	249,381	259,556
CONSTRUCTION IN PROGRESS	6,339	5,045
DEFERRED FINANCING COSTS, NET	8,670	8,918
GOODWILL	38,138	38,138
INTANGIBLE ASSETS, NET	66,717	68,869
OTHER LONG-TERM ASSETS	2,791	3,004
Total assets	$473,432	$483,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$41,930	$49,379
Accrued interest	9,406	1,563
Current portion of long-term debt and capital lease obligations	219	8,209
Total current liabilities	51,555	59,151
LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations	409,248	396,664
Other long-term liabilities	9,393	9,369
Total long-term liabilities	418,641	406,033
Total liabilities	470,196	465,184
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.001; 10,000 shares authorized; 0 shares issued and outstanding at June 30, 2004 and December 31, 2003	—	—
Common stock, par value $0.0005; 240,000 shares authorized; 92,799 and 92,579 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	46	46
Additional paid-in-capital	300,366	299,955
Accumulated deficit	(297,176)	(281,781)
Total stockholders’ equity	3,236	18,220
Total liabilities and stockholders’ equity	$473,432	$483,404

UbiquiTel Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
REVENUES:
Service revenues	$85,489	$63,428	$162,927	$119,672
Equipment revenues	3,192	2,618	7,064	4,857
Total revenues	88,681	66,046	169,991	124,529
COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation as shown separately below)	36,885	31,557	71,133	60,958
Cost of products sold	8,919	9,504	18,134	18,805
Selling and marketing	15,852	12,079	32,829	24,160
General and administrative expenses excluding non-cash compensation charges	9,621	7,748	18,861	15,222
Non-cash compensation expense	226	16	226	110
Depreciation, amortization and accretion	13,705	10,610	26,635	23,658
Total costs and expenses	85,208	71,514	167,818	142,913
OPERATING INCOME (LOSS)	3,473	(5,468)	2,173	(18,384)
INTEREST INCOME	140	144	275	337
INTEREST EXPENSE	(10,370)	(7,031)	(18,800)	(17,158)
GAIN ON DEBT RETIREMENTS	—	3,854	1,109	42,872
INCOME (LOSS) BEFORE INCOME TAXES	(6,757)	(8,501)	(15,243)	7,667
INCOME TAX EXPENSE	(80)	(402)	(152)	(369)
NET INCOME (LOSS)	$(6,837)	$(8,903)	$(15,395)	$7,298

NET INCOME (LOSS) PER SHARE:
BASIC	$(0.07)	$(0.11)	$(0.17)	$0.09
DILUTED	$(0.07)	$(0.11)	$(0.17)	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	92,717	82,527	92,648	82,037
DILUTED	92,717	82,527	92,648	93,383

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2004	2003
OPERATING ACTIVITIES:
Net income (loss)	$(15,395)	$7,298
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	742	937
Amortization of debt discount	556	675
Amortization of intangible assets	2,152	4,906
Depreciation and accretion	24,483	18,752
Interest accrued on discount notes	6,184	8,965
Non-cash compensation from stock options granted to employees	226	110
Deferred income taxes	152	—
Loss on sale of equipment	81	31
Gain on debt retirements	(1,109)	(42,872)
Interest earned on restricted cash balance	(10)	(11)
Change in assets and liabilities, net	5,263	11,669
Net cash provided by operating activities	23,325	10,460

INVESTING ACTIVITIES:
Capital expenditures	(16,405)	(7,110)
Net cash used in investing activities	(16,405)	(7,110)

FINANCING ACTIVITIES:
Repayments under senior secured credit facility	(230,000)	(15,000)
Proceeds from issuance of 9.875% senior notes	265,302	—
Proceeds from issuance of 14% Series B senior discount notes	—	10,914
Cash payments for amount of 14% senior subordinated discount notes exchanged	—	(10,701)
Repayment of 14% Series B senior discount notes	(12,478)	—
Purchase of 14% senior discount notes	(15,872)	—
Financing costs	(8,296)	(4,173)
Change in book cash overdraft	(5,671)	—
Proceeds from issuance of common stock	72	32
Proceeds from exercise of stock options and warrants	113	127
Repayment of capital lease obligations and other long-term liabilities	(178)	(384)
Net cash used in financing activities	(7,008)	(19,185)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(88)	(15,835)
CASH AND CASH EQUIVALENTS, beginning of period	57,225	73,481
CASH AND CASH EQUIVALENTS, end of period	$57,137	$57,646

UbiquiTel Inc. and Subsidiaries

Reconciliation of Adjusted EBITDA and Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
EBITDA:
Net income (loss)	$(6,837,000)	$(8,903,000)	$(15,395,000)	$7,298,000
Income tax expense	80,000	402,000	152,000	369,000
Gain on debt retirements	—	(3,854,000)	(1,109,000)	(42,872,000)
Interest expense	10,370,000	7,031,000	18,800,000	17,158,000
Interest income	(140,000)	(144,000)	(275,000)	(337,000)
Depreciation, amortization and accretion	13,705,000	10,610,000	26,635,000	23,658,000
Non-cash compensation expense	226,000	16,000	226,000	110,000
Adjusted EBITDA	$17,404,000	$5,158,000	$29,034,000	$5,384,000

AVERAGE REVENUE PER USER (ARPU):
Service revenue	$85,489,000	$63,428,000	$162,927,000	$119,672,000
Less: Wholesale revenue	(23,515,000)	(13,906,000)	(44,382,000)	(27,079,000)
Subscriber revenue	$61,974,000	$49,522,000	$118,545,000	$92,593,000

Average subscribers	357,826	282,638	348,098	273,783

ARPU	$58	$58	$57	$56

CASH COST PER USER (CCPU):
Cost of service and operations	$36,885,000	$31,557,000	$71,133,000	$60,958,000
Add: General and administrative expenses	9,621,000	7,748,000	18,861,000	15,222,000
Total cash costs	$46,506,000	$39,305,000	$89,994,000	$76,180,000

Average subscribers	357,826	282,638	348,098	273,783

CCPU	$43	$46	$43	$46

COST PER GROSS ADD (CPGA):
Selling and marketing	$15,852,000	$12,079,000	$32,829,000	$24,160,000
Add: Cost of products sold	8,919,000	9,504,000	18,134,000	18,805,000
Less: Equipment revenue	(3,192,000)	(2,618,000)	(7,064,000)	(4,857,000)
Total cost of gross additions	$21,579,000	$18,965,000	$43,899,000	$38,108,000

Gross Additions	45,800	42,000	98,300	86,300

CPGA	$471	$452	$447	$442

FREE CASH FLOW:
Net cash provided by operating activities	$14,145,000	$6,388,000	$23,325,000	$10,460,000
Capital expenditures	(10,464,000)	(2,465,000)	(16,405,000)	(7,110,000)
Free cash flow	$3,681,000	$3,923,000	$6,920,000	$3,350,000